Exhibit 99.1

Monster Worldwide Rejects MediaNews Group’s Partial Tender Offer

European Commission Clearance Received for Randstad Transaction; All Regulatory Approvals Now Received

Continues to Recommend that Stockholders Tender into Randstad Transaction, Which Offers Monster

Stockholders $3.40 Per Share All-Cash Premium Offer for All of Their Shares

WESTON, Mass., October 26, 2016 — Monster Worldwide, Inc. (NYSE: MWW) (“Monster” or “the Company”) today announced that its Board of Directors has unanimously rejected the highly-conditional, partial tender offer made by an affiliate of MediaNews Group, Inc. (“MNG”) on October 25, 2016 to acquire up to approximately 10% of the outstanding shares of common stock of Monster at a price of $3.70 per share.

“Monster’s Board and management team are committed to maximizing value for all stockholders,” said Tim Yates, Chief Executive Officer of Monster. “MNG’s partial tender offer represents yet another attempt by MNG to derail Monster’s transaction with Randstad in order for MNG to take control of the Company without paying a control premium to all Monster stockholders. The Monster Board unanimously recommends that stockholders reject MNG’s partial tender offer and continues to recommend that Monster stockholders tender their shares into Randstad’s $3.40 per share all-cash premium offer.”

In reviewing the proposal with the assistance of its independent financial and legal advisors, Monster’s Board considered, among other factors, the following material issues:

•	MNG’s partial tender offer only offers $3.70 per share for approximately 10% of the outstanding shares of Monster common stock

•	MNG’s partial tender offer is both illusory and is subject to a multitude of conditions that serve MNG’s interests, not those of Monster’s stockholders, including:

○	The partial tender offer is subject to the successful completion of MNG’s separate consent solicitation seeking to replace the current members of the Monster Board

○	It is also subject to Monster’s stock trading at a closing price of at least $3.00 per share every trading day, including following the termination of the Randstad transaction and throughout any extension of the MNG offer, when the pre-Randstad closing stock price was $2.77 per share and research analysts have suggested a price target as low as $2.00 per share if the Randstad deal were terminated

○	The partial tender offer is further subject to the termination of the Randstad tender offer and merger agreement

•	Based upon the price of Monster’s shares before the announcement of the Randstad Holding nv (AMS: RAND) (“Randstad”) transaction, the blended value of MNG’s partial tender offer would be far less than Randstad’s all-cash offer of $3.40 per share

•	Transaction expected to close shortly after Randstad tender offer expires on Friday, October 28, 2016, assuming a majority of outstanding shares is tendered

Monster expects to file its solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission later today.

European Commission Approval

As previously announced on August 9, 2016, Monster entered into a definitive agreement with Randstad under which Randstad will acquire Monster for $3.40 per share in cash. Today, the European Commission has cleared the pending transaction with Randstad. All necessary regulatory approvals have now been obtained.

Evercore is serving as financial advisor to Monster and Dechert LLP is serving as legal counsel.

About Monster

Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit monster.com/about.

Cautionary Statement Regarding Forward-Looking Statements

Statements in the press release regarding the partial tender offer (the “MNG Tender Offer”) by Strategic Investment Opportunities LLC (the “MNG Offeror”), an affiliate of MediaNews Group, Inc. (“MNG”), for 10% of the common stock of Monster Worldwide, Inc. (“Monster”), MNG’s consent solicitation, Monster’s planned transaction with Randstad North America, Inc. (“Randstad”), the expected timetable for completing the planned transaction with Randstad, future financial and operating results, future capital structure and liquidity, benefits of the planned transaction with Randstad, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Monster include forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of completion of the planned transaction, the ability to obtain requisite regulatory approvals, the tender of a majority of the outstanding shares of common stock of Monster, the possibility that competing offers will be made and the satisfaction or waiver of the other conditions to the consummation of the planned transaction; the potential impact of the announcement or consummation of the planned transaction on relationships, including with employees, suppliers and customers; and the other factors and financial, operational and legal risks or uncertainties described in Monster’s public filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of Monster’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q, as well as the tender offer documents filed and to be filed by Randstad, Randstad Holding nv and Monster. Forward-looking statements speak only as of the date the statement was made. Monster undertakes no obligation to update or revise any forward-looking statements except as required by law.

Notice to Investors

Randstad’s tender offer for all shares of Monster’s common stock commenced on September 6, 2016, and, in connection with the offer, Randstad, its parent, Randstad Holding nv, and its subsidiary, Merlin Global Acquisition, Inc., filed a tender offer statement on Schedule TO with the SEC and Monster filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Monster’s stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 filed by Monster with the SEC because they contain important information about the proposed transaction. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, copies of the offer to purchase, letter of transmittal and other related materials are available free of charge by contacting MacKenzie Partners, Inc., the information agent for the tender offer, toll-free at (800) 322-2885 (or at +1 212-929-5500 collect if you are located outside the U.S. and Canada), or by email to monster@mackenziepartners.com.

Monster has filed a solicitation/recommendation statement with the SEC with respect to the MNG Tender Offer launched by the MNG Offeror, its affiliate, MNG, and its ultimate parent, MNG Enterprises, Inc. Monster’s stockholders are strongly advised to read the solicitation/recommendation statement that Monster will file with the SEC on October 26, 2016 on Schedule 14D-9 and other relevant documents that are filed with the SEC when they become available because they contain important information about the MNG Tender Offer. These documents are available at no charge on the SEC’s website at www.sec.gov.

Monster and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from Monster stockholders in connection with the consent solicitation conducted by MNG and certain of its affiliates. Information about Monster officers and directors and their ownership of Monster shares is set forth in the proxy statement for Monster’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2016. Information about Monster officers and directors is set forth in Monster’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 11, 2016. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of consent revocations in connection with the consent solicitation conducted by MNG and certain of its affiliates by reading the definitive consent revocation statement filed with the SEC on October 18, 2016 in response to the consent solicitation. Monster’s stockholders are strongly advised to read such consent revocation statement (including any amendments or supplements thereto) and any other relevant documents that Monster will file with the SEC because they contain important information. These documents are available at no charge on the SEC’s website at www.sec.gov.

Contacts:

Investors:

Bob Jones

(212) 351-7032

bob.jones@monster.com

Media:

Matt Anchin

(212) 351-7528

matt.anchin@monster.com